Registration No.
33-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                            ______________

                               FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                            ______________

                            GTE CORPORATION
          (Exact name of registrant as specified in charter)

                                                      13-1678633
                     New York                      (I.R.S.
Employer
              (State of Incorporation)             Identification
   No.)

           ONE STAMFORD FORUM, STAMFORD, CONNECTICUT  06904
                            (203-965-2000)
     (Address and telephone number of principal executive offices)

                           J. MICHAEL KELLY
                          One Stamford Forum
                     Stamford, Connecticut  06904
                            (203-965-2000)
             (Name, address and telephone number of agent for
service)
                            ______________

       Copies to:  GEORGE J. FORSYTHROBERT W. MULLEN, JR., ESQ.,
                   Milbank, Tweed, Hadley & McCloy,
           1 Chase Manhattan Plaza, New York, New York  10005.

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) ____________

     If this Form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ( )
____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )








                    CALCULATION OF REGISTRATION FEE
_________________________________________________________________
____________

                              Proposed     Proposed
                              Maximum      Maximum
Title of Each Class             Amount     Offering   Aggregate
Amount of
   of Securities    To Be     Price Per    Offering
Registration
 To Be Registered             Registered          Unit   Price
Fee (1)
_________________________________________________________________
____________

 Debt Securities     $ 900,000,000(2)(3) 101%         $
909,000,000(3)  $ 349,615.39(2)
_________________________________________________________________
____________



(1) Registration fee is calculated pursuant to Rule 457(a) under the Securities Act of 1933.

(2) As permitted by Rule 429 under the Securities Act of 1933, the prospectus contained in this Registration Statement also covers $600,000,000 of Debt Securities previously registered and unissued (Registration Statement No. 33-40247). The Registrant previously paid a $378,750 filing fee with such registration statement ($151,500 of which is associated with the $600,000,000 of Debt Securities covered by the prospectus contained in this Registration Statement).

(3) In U.S. dollars or the equivalent thereof in the case of foreign currencies or currency equivalents.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.





              SUBJECT TO COMPLETION DATED OCTOBER 3, 1995


                            GTE CORPORATION

                            DEBT SECURITIES

                            ______________



     GTE Corporation ("GTE") intends to offer from time to time up to $1,500,000,000 aggregate principal amount of its debt securities (the "Securities") in one or more series at prices and on terms to be determined at the time or times of sale. The aggregate principal amount, authorized denominations, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions, the currency or composite currency (if other than United States dollars) in which principal or premium, if any, and interest on the Securities will be payable and other specific terms, of each series of Securities will be set forth in an accompanying prospectus supplement ("Prospectus Supplement").

                            ______________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
       ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
        OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                  THE CONTRARY IS A CRIMINAL OFFENSE.


     GTE may sell the Securities through underwriters, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters, if any, any applicable commissions or discounts, the price of the Securities and the net proceeds to GTE from any such sale or sales.

                            ______________


           The date of this Prospectus is           , 1995.




      ##########################################################
      #################
      #   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION
      OR AMENDMENT.   #
      #   A REGISTRATION STATEMENT RELATING TO THESE SECURITIES
      HAS BEEN        #
      #   FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
      THESE SECURITIES  #
      #   MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED
      PRIOR TO THE TIME   #
      #   THE REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS
      PROSPECTUS SHALL  #
      #   NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF
      AN OFFER TO    #
      #   BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN
      ANY STATE      #
      #   IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
      UNLAWFUL PRIOR     #
      #   TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES
      LAWS OF ANY     #
      #   SUCH STATE.
      #
      #
      #
      ##########################################################
      #################


                  STATEMENT OF AVAILABLE INFORMATION

     GTE is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional
Offices: Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the SEC at its prescribed rates and can also be inspected at the New York, Chicago and Pacific Stock Exchanges on which securities of GTE are listed.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated herein by reference:

     1.   The Annual Report on Form 10-K of GTE for the year
ended December           31, 1994;

     2.   The Quarterly Reports on Form 10-Q of GTE for the
quarters ended                March 31, 1995 and June 30, 1995;
and

     3.   The Current Reports on Form 8-K of GTE dated February
17, 1995 and
          September 28, 1995.

     All documents filed by GTE pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

     GTE hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to Mr. R. J. Tuccillo, Assistant Secretary of GTE, at One Stamford Forum, Stamford, CT 06904. Mr. Tuccillo's telephone number is (203) 965-2942.

     Unless otherwise indicated, currency amounts in this Prospectus and the Prospectus Supplement are stated in United
States dollars ("$" or "U.S. $").

                            THE CORPORATION

     GTE was incorporated under the laws of the State of New York
State on February 25, 1935 and has its principal executive offices at One Stamford Forum, Stamford, Connecticut 06904, telephone (203) 965-2000.

     GTE is the fourth-largest publicly-held telecommunications Corporationcompany in the world and the largest U.S.-based local telephone company. As of June 30, 1995, through Telephone Operations, GTE provided local telephone services to approximately 23,400,000 customer access lines in 28 states, Canada, the Dominican Republic and Venezuela.

     GTE also provides mobile-cellular communications, command, control and communication systems, information marketing and networking services, and air-to-ground communications, and publishes yellow pages telephone directories. As of June 30, 1995, GTE is a leading mobile-mobile-cellular operator in the United States--with the potential of serving approximately 72,000,000 cellular and personal communication services customers as of June 30, 1995. Outside of the United States, GTE operates mobile-cellular networks which served a potential subscriber population of approximately 16,000,000 "POPS" as of June 30, 1995 through affiliates in Canada, the Dominican Republic, Venezuela and Argentina.


                            USE OF PROCEEDS

     The net proceeds from the sale of the Securities, exclusive of accrued interest, will be used toward (1) the repayment of short-term debt, which at August 31, 1995 was $733,000,000 at an average annual interest cost of 5.83%, a portion of which was incurred to repurchase GTE Common Stock, to be made available to GTE's employee benefit and dividend reinvestment programs pursuant to a stock repurchase program announced by GTE on August 3, 1995, (2) further investment in, or advances to, subsidiaries in connection with the financing of their operations, and (3) general corporate purposes.


           CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                    Six Months Ended         Years Ended December
31,
                     June 30, 1995  1994 1993(b)      1992  1991
1990
                    ________________
__________________________________
Consolidated Ratios of
 Earnings to Fixed
 Charges (Unaudited)(a) 3.85       4.18  2.07    2.66 2.22  2.35

________________
        (a) For purposes of computing the consolidated ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest expense, preferred stock dividends of subsidiaries, the additional income requirement to cover preferred dividends of subsidiaries, and the portion of rent expense representing interest. Amounts applicable to entities that are at least 50%-owned have been added to both earnings and fixed charges, and amounts applicable to minority interests have been deducted from both earnings and fixed charges.

        (b) Excluding from 1993 the effect of a $1.8 billion pre-tax one-time restructuring charge, the cost of voluntary separation programs and the gain on the sale of non-strategic telephone properties, the consolidated ratio of earnings to fixed charges would have been 3.31.

                            THE SECURITIES

     The Securities are to be issued as one or more series under an Indenture dated as of October 1, 1995 (the "Indenture") between GTE and The Bank of New York, Tas trustee (the "Trustee"). The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by express reference to, the cited Articles and Sections of the Indenture, which is filed as an exhibit to the Registration Statement.

Form and Exchange

     The Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of GTE's Board of
Directors or a special committee thereof. Securities of each series will be issuable in registered form, and, except as otherwise provided for in a Prospectus Supplement, only in denominations of $1,000 and multiples thereof and will be exchangeable forSecurities of each series will be issuable in registered form, and, except as otherwise provided for in a Prospectus Supplement, only in denominations of $1,000 and multiples thereof and will be exchangeable for Securities of the same series of other denominations of a like aggregate principle amount, without service charge except for reimbursement of taxes, if any. (ARTICLE TWO)

Maturity, Interest and Payment

     Information concerning the maturity, interest rate and payment dates of each series of the Securities will be contained in a Prospectus Supplement relating to that series of Securities.

Redemption Provisions, Sinking Fund and Defeasance

     Each series of the Securities will be redeemable upon not less than 30 days' notice at the redemption prices and subject to the conditions that will be set forth in a Supplemental Indenture or Board Rsupplemental indenture or board resolution and in a Prospectus Supplement relating to that series of Securities. (ARTICLE THREE) If a sinking fund is established with respect to any series of the Securities, a description of the terms of such sinking fund will be set forth in the Supplemental Indenture or Board Rsupplemental indenture or board resolution and in a Prospectus Supplement relating to that series of Securities. The Indenture provides that each series of the Securities is subject to defeasance. (ARTICLE ELEVEN)

Restrictions

     The Securities will not be secured. The Indenture provides, however, that if GTE shall at any time mortgage or pledge any of its property, GTE will secure the Securities, equally and ratably with the other indebtedness or obligations secured by each mortgage or pledge, so long as such other indebtedness or obligations shall be so secured. There are certain exceptions to the foregoing, among them that the Securities need not be secured in the case of purchase money mortgages or conditional sales agreements, or mortgages existing at time of purchase, on property acquired after the date of the Indenture, certain deposits or pledges to secure the performance of bids, tenders, contracts or leases or in connection with workmen'er's compensation and similar matters, mechanics' and similar liens in the ordinary course of business, and subordination of GTE's rights with respect to indebtedness owed to GTE by a subsidiary. (SECTION 4.05)

     The Indenture does not limit the amount of debt securities which may be issued or the amount of debt which may be incurred by GTE. (SECTION 2.01)

     Unless otherwise indicated in a Prospectus Supplement, the covenants described above would not necessarily afford the holders of Securities protection in the event of a highly leveraged transaction involving GTE.







Book-Entry, Delivery and Form

     If a Prospectus Supplement specifies that the Securities of a series are to be issued in the form of one or more registered global certificates (for each series, collectively, a "Global Security"), unless otherwise specified in such Prospectus Supplement, the Global Security will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of the Depository's nominee. Except as set forth below, the Global Security may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

     The Depository has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers (including the underwriters or dealers named in the Prospectus Supplement relating to the Securities), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

     The Depository has advised that pursuant to procedures established by it (i) upon issuance of the Securities by GTE, the Depository will credit the accounts of the participants designated by the underwriters or dealers with the principal amounts of the Securities purchased by the underwriters or dealers, and (ii) ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests), the participants and indirect participants (with respect to the owners of beneficial interests in the Global Security). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Security is limited to such extent.

     So long as the Depository's nominee is the registered owner of the Global Security, such nominee for all purposes will be considered the sole owner or holder of the Securities. Except as provided below, owners of beneficial interests in the Global Security will not be entitled to have any of the Securities registered in their names and will not receive or be entitled to receive physical delivery of the Securities in definitive form.

     Neither GTE, the Trustee, any paying agent of GTE nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on the Securities registered in the name of the Depository's nominee will be made to the Depository's nominee as the registered owner of the Global Security. GTE and the Trustee will treat the persons in whose names the Securities are registered as the owners of such Securities for the purpose of receiving payment of principal and interest on the Securities and for all other purposes whatsoever. Therefore, neither GTE, the Trustee nor any paying agent of GTE will have any direct responsibility or liability for the payment of principal and interest on the Securities to owners of beneficial interests in the Global Security. The Depository has advised GTE and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Security as shown in the records of the Depository. Payments by participants and indirect participants to owners of beneficial interests in the Global Security will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants or indirect participants.

     If the Depository is at any time unwilling or unable to continue as depository with respect to an outstanding series of Securities or if at any time the Depository shall no longer be registered or in good standing under the Exchange Act or other applicable statute and a successor depository is not appointed by GTE within 90 days, GTE will issue Securities in definitive form in exchange for the Global Security. In addition, GTE may at any time determine not to have an outstanding series of Securities represented by a Global Security. In either instance, an owner of a beneficial interest in the Global Security will be entitled to have Securities equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Securities in definitive form. Securities so issued in definitive form will be issued in denominations of U.S. $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.


Modification of Indenture

     The Indenture contains provisions permitting GTE and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of any series at the time outstanding and affected by such modification, to modify the Indenture or any supplemental indenture affecting that series of the Securities or the rights of the holders of that series of Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of each holder of Securities then outstanding and affected thereby. (SECTION 9.02)

     In addition, GTE and the Trustee may execute, without the consent of any holder of Securities, any supplemental indenture for certain other usual purposes including the creation of any new series of the Securities. (SECTIONS 2.01, 9.01 and 10.01)

Events of Default and Notice Thereof

     The Indenture provides that the following described events constitute "Events of Default" constitute defaults with respect to each series of the Securities issued thereunder: (a) failure for 30 business days to pay interest on the Securities of that series when due; (b) failure to pay principal or premium, if any, on the Securities of that series when due, whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series; (c) failure to observe or perform any other covenant (other than those specifically relating to another series) in the Indenture for 90 days after notice with respect thereto; or (d) certain events in bankruptcy, insolvency or reorganization. (SECTION 6.01)

     The holders of a majority in aggregate outstanding principal amount of any series of the Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (SECTION 6.06) The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Securities may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee. (SECTION 6.01)

     The holders of a majority in aggregate outstanding principal amount of any series of the Securities may, on behalf of the holders of all the Securities of such series, waive any past default except a default in the payment of principal, premium, if any, or interest. (SECTION 6.06) GTE is required to file annually with the Trustee a certificate as to whether or not GTE is in compliance with all the conditions and covenants under the Indenture. (SECTION 5.03(d))







                                   5


Concerning the Trustee

     The Trustee, prior to an Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (SECTION 7.01) Subject to such provisions, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Securities, unless offered reasonable indemnity by such security holder against the costs, expenses and liabilities which might be incurred thereby. (SECTION 7.02) The Trustee is not required to expend or risk its own funds or incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (SECTION 7.01)

     GTE maintains a deposit account and banking relationship with the Trustee. The Trustee serves as trustee under other indentures pursuant to which unsecured debt securities of GTE are outstanding.

                      EXPERTS AND LEGAL OPINIONS

     The consolidated financial statements included or incorporated by reference in GTE's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to changes in methods of accounting for post-retirement benefits other than pensions, and for income taxes, effective January 1, 1992, as disclosed in Note 5 to the consolidated financial statements.

     Certain legal matters in connection with the Securities will be passed upon for GTE by William P. Barr, Esq., its Senior Vice President and General Counsel, and for the purchasers or underwriters by Milbank, Tweed, Hadley & McCloy, New York, New York. The statements of law and legal conclusions under "The Securities" have been reviewed by Mr. Barr and are included upon his authority as an expert. As of September 1, 1995, Mr. Barr was the beneficial owner of approximately 76 shares of GTE Common Stock and had options to purchase an aggregate of 107,600 shares of GTE Common Stock.

                         PLAN OF DISTRIBUTION

     GTE may sell any series of Securities in one or more of the following ways: (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through GTE agents to the public or to institutional investors. The Prospectus Supplement with respect to each series of Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters or agents, the purchase price of such Securities and the proceeds to GTE from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.








                                  67


     If underwriters are used in the sale, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Securities if any are purchased. In the event of a default of one or more of the underwriters involving not more than 10% of the aggregate principal amount of the Securities offered for sale, the non-defaulting underwriters would be required to purchase the Securities agreed to be purchased by such defaulting underwriter or underwriters. In the event of a default in excess of 10% of the aggregate principal amount of the Securities, GTE may, at its option, sell less than all the Securities offered.

     Underwriters and agents may be entitled under agreements entered into with GTE to indemnification by GTE against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for GTE in the ordinary course of business.





































                                  78










_________________________________________
______________________________




     No dealer, salesman or any other
person has been authorized to give any
information or to make any representations
other than those contained in this
Prospectus in connection with the offer              GTE
Corporation
contained in this Prospectus, and, if
given or made, such information or
representations must not be relied upon.
This Prospectus does not constitute an
offering by GTE or any dealer in any
jurisdiction in which such offering may
not be lawfully made.


              _________


               CONTENTS


                                    Page


Statement of Available Information .. 2
Incorporation of Certain Documents
    by Reference .................... 2
The Corporation ..................... 2
Use of Proceeds ..................... 3
Consolidated Ratios of Earnings
    to Fixed Charges ................ 3
The Securities ...................... 3
Experts and Legal Opinions .......... 6
Plan of Distribution ................ 6



_________________________________________
______________________________













P:S-3:112


                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution:

     The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.


     1.  Registration fee .....................................
$349,615.39
     2.  Trustee's fees and expenses ..........................
12,500.00
     3.  Cost of printing and engraving .......................
65,000.00
     4.  Accounting fees ......................................
15,000.00
     5.  Rating agencies' fees ................................
163,600.00
     6.  Miscellaneous ........................................
4,284.61


                                                           TOTAL
$610,000.00


Item. 15.  Indemnification of Directors and Officers:


     GTE is a New York corporation. As permitted by New York law, and as set forth in GTE's By-Laws, a director or officer of GTE is entitled to indemnification by GTE against reasonable expenses, including attorneys' fees, incurred in connection with a civil or criminal proceeding in which such director or officer has been involved, or to which he has been, or is threatened to be, made a party, by reason of being a director or officer. In addition, indemnification may be provided against judgments, fines and amounts paid in settlement in such proceedings. In general, however, indemnification is not available where the director or officer acted in bad faith or personally gained a financial profit or other advantage to which he was not legally entitled. In addition, GTE's Certificate of Incorporation provides that a director of GTE shall not be liable to GTE or its shareholders for damages, except to the extent such exemption from liability is not permitted under the New York Business Corporation Law as the same exists or may hereafter be amended. The directors and officers of GTE also are covered by insurance policies against certain liabilities which might be incurred by them in such capacities.


Item 16.  Exhibits:

     See Exhibit Index on Page E-1.

Item 17.  Undertakings:


     GTE hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of GTE's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






                                 II-1


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of GTE pursuant to any charter provision, by-law, contract, arrangement, statute or otherwise, GTE has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by GTE of expenses incurred or paid by an officer, director or controlling person of GTE in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, GTE will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

GTE hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by GTE pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                 II-2


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and State of Connecticut, on the 2nd day of October, 1995.

                                                GTE CORPORATION
                                                 (Registrant)


                                       J. MICHAEL KELLY

                                        J. Michael Kelly
                                Senior Vice President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

(1)  Principal executive officer:


      CHARLES R. LEE
                                                Chairman of the
Board                         )
       (Charles R. Lee)         and Chief Executive    )
                                Officer         )
                                                )
(2)  Principal financial officer:                  )
                                                )
                                                )
      J. MICHAEL KELLY                          )
                                                Senior Vice
President-                    )
       (J. Michael Kelly)       Finance         )
                                                )
                                                )
(3)  Principal accounting officer:                 )October 2,
1995
                                                )
                                                )
      LAWRENCE R. WHITMAN                       )
                                                Vice President
and                           )
       (Lawrence R. Whitman)    Controller      )
                                                )
                                                )
                                                )
(4)  Directors:                                 )
                                                )
                                                )
      EDWIN L. ARTZT                            )
                                                Director    )
       (Edwin L. Artzt)                         )
                                                )
                                                )
      JAMES R. BARKER                           )
                                                Director    )
       (James R. Barker)                        )



                                 II-3


(4)  Directors, cont'd.



      EDWARD H. BUDD
                                          Director     )
       (Edward H. Budd)                   )
                                          )
                                          )
                                          )
      KENT B. FOSTER                      )
                                    Director )
       (Kent B. Foster)                   )
                                          )
                                          )
     JAMES L. JOHNSON                     )
                                          Director     )
      (James L. Johnson)                  )
                                          )
                                          )
     RICHARD W. JONES                     )
                                          Director     )
      (Richard W. Jones)                  )
                                          )
                                          )
     JAMES L. KETELSEN                    )
                                          Director     ) October
2, 1995
      (James L. Ketelsen)                 )
                                          )
                                          )
        CHARLES R. LEE                    )
                                          Director     )
       (Charles R. Lee)                   )
                                          )
                                          )
     MICHAEL T. MASIN                     )
                                          Director     )
      (Michael T. Masin)                  )
                                          )
                                          )
     SANDRA O. MOOSE                      )
                                          Director     )
      (Sandra O. Moose)                   )
                                          )
                                          )
     RUSSELL E. PALMER                    )
                                          Director     )
     (Russell E. Palmer)                  )
                                          )
                                          )
      HOWARD SLOAN                        )
                                          Director     )
       (Howard Sloan)                     )
                                          )
                                          )
     ROBERT D. STOREY                     )
                                          Director     )
      (Robert D. Storey)                  )




P:S-3:16
                                 II-4



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 1995, included in GTE Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, and to the reference to our Firm under the caption "Experts and Legal Opinions" in this Registration Statement.



                                ARTHUR ANDERSEN LLP
                                ARTHUR ANDERSEN LLP



Stamford, Connecticut
October 2, 1995








































                                 II-5
P:S-3:17



                             EXHIBIT INDEX


Exhibit
Number
_______

   1.l        -Form of Purchase Agreement, including Standard
               Purchase Agreement Provisions (October 1995
               Edition).

   4.l      -  Form of Indenture dated as of October 1, 1995
               between GTE and The Bank of New York as Trustee.

   4.2      -  Form of Supplemental Indenture between GTE and
               The Bank of New York as Trustee.

   5        -  Opinion of William P. Barr, Esq.

  l2       -   Consolidated Statement of Ratio of Earnings to
               Fixed Charges (contained in Exhibit 12 to GTE's
               Report on Form 10-Q for the quarter ended June
               30, 1995).

  23.l     -   The consent of Arthur Andersen LLP is included
               elsewhere in this Registration Statement.

  23.2     -   The consent of William P. Barr, Esq. (contained
               in opinion filed as Exhibit 5).

  25       -   Form T-l Statement of Eligibility under the Trust
               Indenture Act of l939, as amended, of The Bank of New York.

  26       -   Form of Invitation For Bids.

























P:S-3:18
                                  E-1